10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
North Carolina Muni Fund
Security
North Carolina Muni Power
Advisor
EIMCO
Transaction Date
9/14/2009
Cost
"1,018,430.00 "
Offering Purchase
0.3480%
Broker
Morgan Stanley
Underwriting Syndicate Members
Wells Fargo
Barclays Capital

Fund
North Carolina Muni Fund
Security
North Carolina Eastern Muni Power
Advisor
EIMCO
Transaction Date
9/17/2009
Cost
"5,000,000.00 "
Offering Purchase
1.7878%
Broker
Citi
Underwriting Syndicate Members
Wells Fargo
Barclays Capital

Fund
North Carolina Muni Fund
Security
NC Med Care
Advisor
EIMCO
Transaction Date
10/22/2009
Cost
"3,500,000.00 "
Offering Purchase
1.9000%
Broker
Citi
Underwriting Syndicate Members
Wells Fargo
JP Morgan

Fund
North Carolina Muni Fund
Security
County of Nash
Advisor
EIMCO
Transaction Date
3/18/2010
Cost
"2,750,000.00 "
Offering Purchase
9.7300%
Broker
BB T Capital
Underwriting Syndicate Members
Wells Fargo
RBC

Fund
North Carolina Muni Fund
Security
CHARLOTTE NC AIRPORTS
Advisor
EIMCO
Transaction Date
1/13/2010
Cost
"810,000.00 "
Offering Purchase
0.4149%
Broker
Bank of America Merill Lynch
Underwriting Syndicate Members
Bank of America Merill Lynch
Wells Fargo Securities

Fund
North Carolina Muni Fund
Security
CHARLOTTE NC AIRPORTS
Advisor
EIMCO
Transaction Date
1/13/2010
Cost
"2,500,000.00 "
Offering Purchase
1.2804%
Broker
Bank of America Merill Lynch
Underwriting Syndicate Members
Bank of America Merill Lynch
Wells Fargo Securities